Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-171732 on Form S-3 of our report dated February 27, 2012, relating to the consolidated financial statements and financial statement schedule of Northern States Power Company, a Minnesota corporation, and subsidiaries appearing in this Annual Report on Form 10-K of Northern States Power Company, a Minnesota corporation, for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota
February 27, 2012